                                                       EXHIBIT 10(z)



               AMENDMENT TO THE 1993 LONG-TERM INCENTIVE PLAN OF
               -------------------------------------------------

                     THE BANK OF NEW YORK COMPANY, INC.
                     ----------------------------------


     WHEREAS, the 1993 Long-Term Incentive Plan of The Bank of New York Company, Inc. (the "Plan") was established, effective as of January 1, 1993; and

     WHEREAS, Section 17 of the Plan provides that the Board of Directors of The Bank of New York Company, Inc. may amend the Plan at any time; and

     WHEREAS, the Board of Directors desires to amend the Plan.

     NOW, THEREFORE, IT IS RESOLVED that the Plan is hereby amended in the following respects, effective as of July 14, 1998:

     1. Section 4 is amended by adding the following immediately after "(i)" in the second paragraph thereof:

     (or its delegate, within limits established by the Committee, with respect to non-Covered Employees and employees who are not subject to Section 16 of the Exchange Act)

     2. Section 13 is amended by deleting the first paragraph thereof and substituting therefor the following:

     13. CHANGE OF CONTROL. In the event of a Change of Control, as hereinafter defined, (i) all stock appreciation rights which have not been granted in tandem with stock options and which have been outstanding for at least six months shall become exercisable in full, (ii) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and all restricted stock granted in the form of share units shall be paid in cash, (iii) all performance shares shall be deemed to be earned in full and all performance shares granted in the form of share units shall be paid in cash, and (iv) any Participant who has been granted a stock option which is not exercisable in full shall be entitled, in lieu of the exercise of the portion of the stock option which is not exercisable, to obtain a cash payment in an amount equal to the difference between the option price of such stock option and (A) in the event the Change of Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such portion of the stock option, or (B) in the event the Change of Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such portion of the stock option, as determined by the Committee at such time. Notwithstanding the foregoing, if a Change of Control occurs under clause (C) of the definition thereof and (x) the Voting Securities of the Company outstanding immediately prior to such merger or consolidation would continue to represent more than 50% of the combined voting power of the Voting Securities of the Company or the surviving entity immediately after such merger or consolidation and (y) immediately after such merger or consolidation there would be no Change of Control under clause (B) of the definition thereof if the words "at least 50% thereof" were substituted for the words "a majority thereof", then no payment of cash shall be made pursuant to clause (iv) of the first sentence of this paragraph and in lieu thereof all stock options shall become exercisable in full. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.


     IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this Amendment to be executed by its duly authorized officers this 14th day of July, 1998.

                                              \s\Alan R. Griffith
                                              -------------------------------

ATTEST:

\s\ Jacqueline R. Mc Swiggan
----------------------------
     Assistant Secretary